                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant  [ X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Sections 240.14a-11(c) or Section
     240.14a-12


                          KIMBALL INTERNATIONAL, INC.
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Filing Fee Required

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11


   1)   Title of each class of securities to which transaction applies:

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   2)   Aggregate number of securities to which transaction applies:

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   3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

   5)   Total fee paid:

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[  ]  Fee paid previously with preliminary materials

[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)   Amount Previously Paid:

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   2)   Form, Schedule or Registration Statement No.:

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   3)   Filing Party:

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   4)   Date Filed:

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

                          KIMBALL INTERNATIONAL, INC.
                               1600 ROYAL STREET
                             JASPER, INDIANA 47549
                                 (812) 482-1600

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHARE OWNERS

                          TO BE HELD OCTOBER 28, 1997

                               ------------------

To the Share Owners of Kimball International, Inc.:

     The annual meeting of our Share Owners of KIMBALL INTERNATIONAL, INC., an Indiana corporation (the "Company"), will be held at the principal offices of the Company, 1600 Royal Street, Jasper, Indiana on Tuesday, October 28, 1997, at 9:30 A.M., Eastern Standard Time, for the following purposes:

     1. To elect eleven Directors of your Company.

     2. To consider and act upon a proposed restatement to the Articles of Incorporation of your Company which would have the effect of splitting each issued share of Class A Common Stock and Class B Common Stock into two issued shares of Class A Common Stock and Class B Common Stock, respectively, by means of a two-for-one stock split, and in connection therewith increasing the number of authorized shares of Class A Common Stock to 50,000,000 shares, increasing the number of authorized shares of Class B Common Stock to 100,000,000 shares, reducing the par value of the Company's Class A Common Stock and Class B Common Stock to $.05 per share, increasing the dividend preference on the Class B Common Stock to $.02 per share, and making certain technical amendments, all as described in the accompanying proxy statement.

     3. To consider and transact such other business as may properly come before the meeting, or any adjournments thereof.

     The Board of Directors has fixed the close of business on August 25, 1997, for determining our Share Owners entitled to notice of and to vote at the meeting and any adjournments thereof. Only Share Owners of record at the close of business on that date will be entitled to vote. Voters of the shares of the Company's Class A Common Stock are entitled to elect ten Directors, consider and act upon approval of the proposed restatement of the Articles of Incorporation and related stock split of your Company, and to vote upon all other matters to be presented at the meeting. Voters of the shares of the Company's Class B Common Stock are entitled to elect one Director, consider and act upon approval of the proposed restatement of the Articles of Incorporation and related stock split of your Company, but are not otherwise entitled to vote.

     Proxies, being solicited on behalf of the Board of Directors, are enclosed along with a return envelope which requires no postage if mailed in the United States.

     Whether or not you plan to attend the meeting, we urge you to execute and return promptly the enclosed form of proxy. If you own both shares of Class A Common Stock and Class B Common Stock, you will receive the Class A and Class B proxies in separate mailings. Each of the proxies should be returned in the envelope provided. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

                                         By Order of the Board of Directors

                                              GARY P. CRITSER,
                                                 Secretary
September 15, 1997

      PLEASE EXECUTE AND DATE THE ACCOMPANYING PROXY AND MAIL IT PROMPTLY.

                          KIMBALL INTERNATIONAL, INC.
                               1600 ROYAL STREET
                             JASPER, INDIANA 47549
                                 (812) 482-1600

                               ------------------

                         ANNUAL MEETING OF SHARE OWNERS
                                OCTOBER 28, 1997

                               ------------------

                                PROXY STATEMENT

     This Proxy Statement is being mailed to our Share Owners of KIMBALL INTERNATIONAL, INC. (the "Company") on or about September 15, 1997, and is furnished in connection with the Board of Directors' solicitation of proxies to be used at the Annual Meeting of Share Owners to be held October 28, 1997, at the time and place and for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Share Owners accompanying this Proxy Statement.

     Any of our Share Owners who execute and return a proxy may revoke the proxy at any time prior to the voting thereof by either filing a written revocation with the Secretary of the Company, submitting another duly executed proxy with a later date, requesting the return of the proxy from the Secretary prior to the vote, or attending the meeting and voting in person.

     The entire cost of soliciting proxies will be borne by your Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by Directors, officers and employees of your Company without extra compensation. Your Company will also reimburse brokerage houses, custodians, nominees and fiduciaries for actual expenses incurred in forwarding proxy material to beneficial owners.

     The Annual Report to our Share Owners for the year ended June 30, 1997, accompanies this Proxy Statement.

                               VOTING INFORMATION

     Only Share Owners of record at the close of business on August 25, 1997, will be entitled to vote at the Annual Meeting. On that date, there were outstanding 7,216,296 shares of Class A Common Stock and 13,514,582 shares of Class B Common Stock. Each share of Class A Common Stock is entitled to one vote with respect to the election of the ten Directors, the proposal to approve the restatement of the Articles of Incorporation and related two-for-one stock split and any other matters submitted to a vote at the meeting. Each share of Class B Common Stock is entitled to one vote with respect to the election of one Director and the proposal to restate the Articles of Incorporation, but otherwise is not entitled to vote.

     With a quorum present at the meeting, Directors will be elected by the plurality of the votes cast by the shares entitled to vote in the election at the meeting, i.e., the nominees receiving the highest number of votes cast in each category will be elected. The presence of a quorum requires that a majority of outstanding shares be present at the meeting by proxy or in person. Accordingly, neither the non-voting of shares nor withholding authority to vote will affect the election of Directors. The affirmative vote of the holders of the majority of the outstanding shares of each class of stock, voting separately, is required for approval of the proposed restatement to the Articles of Incorporation and related stock split. Abstentions from voting and broker/non-votes will count as voting against the proposal.

     All properly executed proxies received by the Board of Directors will be voted. In the absence of contrary direction, the Board of Directors proposes to vote the proxies FOR the election of each of the named nominees to the Board and FOR approval of the restatement to your Company's Articles of Incorporation and related two-for-one stock split.

     The Board of Directors knows of no other matters which may come up for action at the meeting. However, if any other matter properly comes before the meeting, the persons named in the proxy forms enclosed will vote in accordance with their judgment on such matter.

     Proposals which are desired to be presented at the 1998 annual meeting by Share Owners of record in respect of such a meeting must be received by the Company at its principal executive offices, 1600 Royal Street, Jasper, Indiana 47549, no later than May 18, 1998. Such proposals, however, must meet certain requirements of regulations of the Securities and Exchange Commission for inclusion in the Company's Proxy Statement.

                          SHARE OWNERSHIP INFORMATION

     Under regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial holders of such shares. Because the voting or dispositive power of certain shares listed in the following table is shared, the same securities in such cases are listed opposite more than one name in the table. The total number of shares of the Company listed in the table for the Executive Officers and Directors shown, after elimination of such duplication, is 2,466,220 shares of Class A Common Stock (34.2% of the outstanding) and 1,686,082 shares of Class B Common Stock (12.5% of the outstanding).

     Set forth in the following table are the beneficial holdings as of August 15, 1997, of the Company's Class A Common Stock and Class B Common Stock on the basis described above for each person, including nominees for election as Directors, known to your Company who may be deemed to own more than 5% of either class of your Company's outstanding shares, of all other nominees for election as Directors, and of all Directors and Executive Officers as a group:

                                                                    SHARES BENEFICIALLY OWNED(A)(B)
                                                                  ------------------------------------
                                                                     SOLE         SHARED
                                                                  VOTING AND    VOTING AND
                                                                  DISPOSITIVE   DISPOSITIVE   PERCENT
                         NAME                                        POWER         POWER      OF CLASS
                         ----                                     -----------   -----------   --------
HOLDERS, INCLUDING NOMINEES FOR
  ELECTION AS A DIRECTOR, OF MORE
  THAN 5% OF THE OUTSTANDING
  SHARES OF EITHER CLASS
  NOMINEES FOR ELECTION AS A DIRECTOR:
     Thomas L. Habig(d)................................  Class A      48,847     1,051,312     15.2%
     1600 Royal Street                                   Class B      55,828       305,324      2.7%
     Jasper, Indiana 47549
     Douglas A. Habig(c)...............................  Class A     474,050     1,007,819     20.5%
     1600 Royal Street                                   Class B     159,992     1,058,148      9.0%
     Jasper, Indiana 47549
     John B. Habig(d)..................................  Class A     317,462     1,051,312     19.0%
     1600 Royal Street                                   Class B     132,860       334,505      3.5%
     Jasper, Indiana 47549
     James C. Thyen(c).................................  Class A     126,735          None      1.8%
     1600 Royal Street                                   Class B      54,382       772,296      6.1%
     Jasper, Indiana 47549
  OTHERS:
     Arnold F. Habig(d)................................  Class A     434,448       622,646     14.6%
     1600 Royal Street                                   Class B     284,611        29,182      2.3%
     Jasper, Indiana 47549


                                                                    SHARES BENEFICIALLY OWNED(A)(B)
                                                                  ------------------------------------
                                                                     SOLE         SHARED
                                                                  VOTING AND    VOTING AND
                                                                  DISPOSITIVE   DISPOSITIVE   PERCENT
                         NAME                                        POWER         POWER      OF CLASS
                         ----                                     -----------   -----------   --------
     The Kimball International, Inc....................  Class A        None          None      None
     Retirement Plan                                     Class B     772,296          None      5.7%
     Springs Valley Bank & Trust Co. -- Trustee
     1500 Main Street
     Jasper, Indiana 47546
     A. C. Sermersheim Family(g).......................  Class A     405,500          None      5.6%
     Limited Partnership                                 Class B     186,788          None      1.4%
     1113 West 14th Street
     Jasper, Indiana 47546
     Barbara J. Habig(f)...............................  Class A     361,865          None      5.0%
     4949 Lampkins Ridge Road                            Class B      67,600          None       (e)
     Bloomington, Indiana 47401
OTHER NOMINEES:
     Ronald J. Thyen(d)................................  Class A     115,837          None      1.6%
                                                         Class B      69,340          None       (e)
     Dr. Jack R. Wentworth.............................  Class A        None          None      None
                                                         Class B       1,046          None       (e)
     John T. Thyen(d)..................................  Class A     133,655          None      1.9%
                                                         Class B      52,506          None       (e)
     Brian K. Habig(d).................................  Class A     148,097          None      2.1%
                                                         Class B      20,561          None       (e)
     Gary P. Critser...................................  Class A         950          None       (e)
                                                         Class B      31,097         3,370       (e)
     Christine M. (Tina) Vujovich......................  Class A        None          None      None
                                                         Class B         404          None       (e)
     Alan B. Graf, Jr. ................................  Class A        None          None      None
                                                         Class B       2,505          None       (e)
All Executive Officers and Directors as a Group (12
  persons)(c)(d).......................................  Class A   1,800,081       666,139     34.2%
                                                         Class B     865,132       820,950     12.5%

---------------
(a) Includes shares owned by spouse and children living in the household of the individuals listed. Beneficial ownership is disclaimed as to such shares and as to all other shares over which the named person does not have full beneficial rights.

(b) Class A Common Stock is convertible at the option of the holder to Class B Common Stock on a share-for-share basis. Amounts are reported and percentages are calculated on an unconverted basis.

(c) Douglas A. Habig and James C. Thyen are among members of the Advisory Committee of the Company's Retirement Plan. The Plan owns 772,296 shares of Class B Common Stock. The Committee has the power to instruct the Trustee as to the voting and disposition of these shares. The shares held by the Plan are included in shares shown in the above table.

(d) Class B shares include the following shares, including stock appreciation rights, subject to acquisition by exercise of stock options within sixty days; Thomas L. Habig 17,500 shares; John B. Habig, Ronald J. Thyen, John T. Thyen, and Arnold F. Habig 14,500 shares each; Brian K. Habig 5,000 shares; and all executive officers and directors as a group 80,500 shares. The percentage of Class B shares owned includes all shares which each person has the right to acquire within 60 days.

(e) Totals are under one percent of the outstanding class of stock.

(f) This information is derived from notification received by the Company on
    Schedule 13G or other communications.

(g) This information is derived from notification received by the Company on
    Schedule 13D and other communications. As disclosed in the Schedule 13D, Jane M. Hackman, Shirley A. Lewis and Ronald J. Sermersheim each have joint voting and dispositive power of the shares listed. In addition, Ms. Hackman, Ms. Lewis and Mr. Sermersheim each vote individually and own on a direct basis a total of 200,728 shares of Class A Common Stock and 565,314 shares of Class B Common Stock.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, eleven Directors, constituting the full Board, are to be elected to hold office until the next Annual Meeting of our Share Owners, or until their successors are duly elected and qualified. Holders of shares of the Company's Class A Common Stock are entitled to elect ten Directors, and holders of shares of the Company's Class B Common Stock are entitled to elect one Director. Each nominee is now a Director of the Company. If any such nominee shall be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies. The Board of Directors has no reason to believe that any such nominee will be unable to serve. The nominees are:

                       NOMINEES FOR ELECTION AS DIRECTORS
                       BY HOLDERS OF CLASS A COMMON STOCK

                                                                                             DIRECTOR
                NAME                                   PRINCIPAL OCCUPATION                   SINCE
                ----                                   --------------------                  --------
Douglas A. Habig(a)..................  Chairman of the Board of Directors and Chief            1973
                                       Executive Officer of your Company; also Director of
                                       NBD Indiana, Inc., a banking subsidiary of NBD Bank
                                       N.A.; age 50
Thomas L. Habig(a)(c)................  Vice Chairman of the Board of Directors of your         1950
                                       Company; age 69
James C. Thyen(b)....................  President of your Company; age 53                       1982
John B. Habig(a).....................  Senior Executive Vice President, Operations Officer,    1956
                                       Electronics of your Company; age 64
Ronald J. Thyen(b)...................  Senior Executive Vice President, Operations Officer,    1973
                                       Furniture and Cabinets of your Company; age 60
Brian K. Habig(c)....................  Executive Vice President, Sales and Marketing,          1992
                                       Kimball Office Group of your Company; age 40
John T. Thyen(b).....................  Senior Executive Vice President, Marketing and Sales    1990
                                       of your Company; age 58
Gary P. Critser......................  Senior Executive Vice President, Secretary,             1990
                                       Treasurer of your Company; age 60
Christine M. (Tina) Vujovich.........  Vice President, Worldwide Marketing, Bus and Light      1994
                                       Commercial Automotive and Environmental Management,
                                       Cummins Engine Co., Inc.; also Director of Irwin
                                       Union Bank, a banking subsidiary of Irwin Financial
                                       Corporation; age 45
Alan B. Graf, Jr. ...................  Executive Vice President and Chief Financial            1996
                                       Officer, Federal Express Corporation; age 44

                        NOMINEE FOR ELECTION AS DIRECTOR
                       BY HOLDERS OF CLASS B COMMON STOCK

                                                                                             DIRECTOR
                NAME                                   PRINCIPAL OCCUPATION                   SINCE
                ----                                   --------------------                  --------
Dr. Jack R. Wentworth................  Arthur M. Weimer Professor Emeritus of Business         1984
                                       Administration, Indiana University; former Dean of
                                       the School of Business, Indiana University; also
                                       Director of Lone Star Industries and Market Facts,
                                       Inc.; age 69

---------------
(a) Thomas L. Habig, Douglas A. Habig and John B. Habig are brothers.

(b) Ronald J. Thyen, James C. Thyen and John T. Thyen are brothers.

(c) Brian K. Habig is the son of Thomas L. Habig.

     At the December 1996 meeting, the Board appointed Alan B. Graf, Jr. as a Director representing Class A Common Stock Share Owners replacing Leonard B. Marshall, Jr. who died unexpectedly in June 1996. Mr. Graf has been an employee of Federal Express Corporation since 1980. In 1987 Mr. Graf was appointed Vice President, in 1991 Senior Vice President and Chief Financial Officer, and in 1996 to his present position of Executive Vice President and Chief Financial Officer. He is a member of a four-person Executive Committee of Federal Express Corporation responsible for planning and executing all sales, marketing, operations and customer service functions of the corporation.

     Each of the other ten nominees is also currently a Director of the Company and has been employed for more than the past five years by the same employer in the capacity shown above, or some other executive capacity, except for Christine
M. Vujovich and Dr. Jack R. Wentworth. During June 1993, Dr. Wentworth retired from the position of Dean of the School of Business, Indiana University, a position held since 1984. From 1993 through 1996, Dr. Wentworth was the Arthur
M. Weimer Professor of Business Administration, Indiana University, and effective January 1, 1997, was named the Arthur M. Weimer Professor Emeritus of Business Administration, Indiana University. Ms. Vujovich has been an employee of Cummins Engine Co., Inc., of Columbus, Indiana, since 1978. Ms. Vujovich has held various management positions with Cummins since 1983. From 1985 to 1989, Ms. Vujovich was Vice President -- Customer Engineering and was named Vice President, Product Planning and Environmental Management in 1989. In 1996 Ms. Vujovich was appointed Vice President of Worldwide Marketing, Bus and Light Commercial Automotive and Environmental Management of Cummins.

     In addition, the responsibilities and titles of certain executive officers of your Company who are also Directors were changed by the Board effective July 1, 1997, as follows:

     - Douglas A. Habig from President and Chief Executive Officer to Chairman of the Board of Directors and Chief Executive Officer.

     - Thomas L. Habig from Chairman of the Board of Directors to Vice Chairman of the Board of Directors.

     - James C. Thyen from Senior Executive Vice President, Chief Financial and Administrative Officer and Treasurer to President.

     - Gary P. Critser from Senior Executive Vice President, Chief Accounting Officer and Secretary to Senior Executive Vice President, Secretary, Treasurer.

     - Brian K. Habig from Vice President, General Manager, Office Furniture, Strategic Operations Planning and Administration to Executive Vice President, Sales and Marketing, Kimball Office Group.

          INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

     Your Board has four standing Committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Stock Option Committee. The Executive Committee currently consists of Thomas L. Habig, Douglas A. Habig, James C. Thyen, John B. Habig, Ronald J. Thyen, John T. Thyen and Gary P. Critser. The By-Laws of the Company provide, except to the extent limited by Indiana law, that the Executive Committee may exercise during the intervals between the meetings of the Board all powers of the Board of Directors with reference to the conduct of the business of your Company. At the Board of Directors meetings, all actions of the Executive Committee are reaffirmed. During the 1997 fiscal year this Committee met three times while the Board of Directors met six times.

     The Audit Committee consists of three members of the Board: Dr. Jack R. Wentworth (Chairperson), Christine M. Vujovich, and Alan B. Graf, Jr., who are not salaried employees of the Company and who are, in the opinion of the Board of Directors, free from any relationship that would interfere with the exercise of independent judgment as a Committee member. The Committee, which met two times during the 1997 fiscal year, annually recommends to the Board of Directors the appointment of a firm of independent auditors and reviews with the independent auditors and approves the plan and scope of their audit for each fiscal year. The Committee also reviews with the independent auditors the adequacy of internal accounting and financial controls and reviews directly with the Company's Audit and Management Services Department the activities of the department and the results of their internal control reviews and tests. The Committee receives periodic and written reports directly from the Company's Audit and Management Services Department between meeting dates. In addition, the Committee reviews and approves fees paid to the independent auditors for both audit and non-audit services.

     The members of the Compensation Committee are: Douglas A. Habig (Chairperson), Dr. Jack R. Wentworth, Christine M. Vujovich, James C. Thyen, and Gary P. Critser. The Committee's responsibilities consist of making all determinations with respect to the compensation of the Chief Executive Officer and to establish and maintain general compensation policies with respect to all other Executive Officers of your Company. Members of the Committee also serve as the Stock Option Committee of your Company's 1987 and 1996 Stock Incentive Programs. The Compensation and Stock Option Committees each met once during fiscal year 1997.

     All Directors receive compensation of $16,000 per year. Directors who are not Company employees receive an additional $2,000 for each meeting attended. Directors who are Company employees receive an additional $1,500 for each meeting attended. The Chairperson of the Audit Committee of the Board of Directors receives $3,500 per meeting, and other Audit Committee members receive $2,500 per meeting. Members of the Compensation Committee who are not Company employees receive $1,000 per meeting. Members of the Executive Committee and the Stock Option Committee receive no additional compensation for their service on these committees.

     Your Company maintains the 1996 Director Stock Compensation and Option Plan, approved by Share Owners at the 1996 annual meeting, which allows Directors to receive their annual retainer and meeting fees in shares of Class B Common Stock and receive grants of nonqualified stock options in connection with that election.

     All Directors during fiscal year 1997 attended in excess of 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which the Directors served.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows, for the fiscal years indicated, the aggregate cash compensation, including incentive compensation, paid by your Company to the Chief Executive Officer and each of the four other most highly compensated Executive Officers of your Company during the years ended June 30, 1997, 1996 and 1995:

SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                             ANNUAL COMPENSATION                 COMPENSATION
                                 --------------------------------------------    ------------
                                                                                  SECURITIES
                                                                 OTHER ANNUAL     UNDERLYING      ALL OTHER
                                          SALARY      BONUS      COMPENSATION    OPTIONS/SARS    COMPENSATION
 NAME AND PRINCIPAL POSITION     YEAR      ($)         ($)          ($)(1)           (#)            ($)(2)
 ---------------------------     ----     ------      -----      ------------    ------------    ------------
Douglas A. Habig (4).........    1997    $279,600    $318,324      $37,847          6,000(3)       $38,572
  Chairman of the Board and      1996     264,600     258,045       36,271          6,000(3)        28,868
  Chief Executive Officer        1995     247,800     243,503       34,965          6,000(3)        24,645
Thomas L. Habig (4)..........    1997    $251,400    $269,148      $37,723          6,000          $42,685
  Vice Chairman of the Board     1996     241,300     224,764       40,018          6,000           31,009
                                 1995     227,600     211,585       38,434          6,000           25,850
James C. Thyen (4)...........    1997    $243,200    $265,376      $37,984          5,131(3)       $33,567
  President                      1996     228,200     215,074       40,632          5,000(3)        24,775
                                 1995     211,400     199,726       38,415          5,000(3)        21,507
John B. Habig................    1997    $227,800    $238,100      $48,134          5,000          $35,866
  Senior Executive Vice          1996     215,200     192,387       43,956          5,000           26,050
  President, Operations
     Officer, Electronics        1995     198,700     179,534       44,021          5,000           21,081

John T. Thyen................    1997    $227,800    $234,904      $39,790          5,000          $32,416
  Senior Executive Vice          1996     215,200     190,164       32,753          5,000           23,876
  President, Marketing and
     Sales                       1995     198,700     177,233       33,804          5,000           20,245

---------------
(1) Includes Director fees, Executive tax assistance program, and along with other Officers and certain employees, supplemental group medical and life insurance, and automotive allowances.

(2) For 1997 includes on behalf of the named individuals all other compensation as follows:

                                                    COMPANY PAYMENTS        SPLIT-DOLLAR
                                                    TO RETIREMENT AND      LIFE INSURANCE
                                                  SUPPLEMENTAL EMPLOYEE       PREMIUM
                                                    RETIREMENT PLANS           VALUE
                                                  ---------------------    --------------
Douglas A. Habig..............................           $34,816              $ 3,756
Thomas L. Habig...............................           $31,041              $11,644
James C. Thyen................................           $29,713              $ 3,854
John B. Habig.................................           $27,604              $ 8,262
John T. Thyen.................................           $27,179              $ 5,237

---------------
(3) These individuals were granted a stock ownership equivalent award payable solely in cash five years after date of grant in an amount equal to the appreciation, if any, in the fair market value of the number of shares of Class B Common Stock of the Company, indicated above, from date of grant to five years after date of grant, subject to earlier payout if the individual dies, becomes totally disabled or retires at age 62 or later. For James C. Thyen, 1997 also includes options in the amount of 131 shares under the 1996 Director Stock Compensation and Option Plan.

(4) Compensation shown in this schedule is earnings for responsibilities up to June 30, 1997, and does not reflect new responsibilities effective July 1, 1997.

CASH BONUS PLANS

     Your Company has a Profit Sharing Bonus Plan in which all Executive Officers and eligible salaried employees participate. Effective July 1, 1996, the plan was amended and is now based on "Economic Value Added" or "EVA" (EVA is a registered trademark of Stern Stewart & Co.) philosophy whereby the Company's cost of capital is deducted from income to arrive at an Economic Profit. The Compensation Committee believes that changes in Economic Profit correlate with long-term Share Owner value. The amount of bonus earned during a fiscal year is based upon achieving predetermined Economic Profit levels (the higher the Economic Profit, the higher the bonus earned). The Economic Profit levels required to achieve bonus are based in part on external benchmarks.

     Capital from which the cost of capital is computed includes all assets deployed (with certain adjustments to reflect current economic costs) less current liabilities. Capital computed for the individual business unit plans exclude all cash and cash investments while capital computed for the Officers' plan includes these less productive assets. This motivates the business units to generate cash and the Officers to seek out and deploy the Company's cash and cash investments in business investments that generate returns in excess of your Company's cost of capital.

     The plan is structured whereby eligible employees with more responsibility to impact profitability have a greater percentage of their total compensation at risk, allowing for a greater incentive to increase Economic Profit. The plan is also designed to pay bonuses at an increasing percent of base salary the higher the Economic Profit that is achieved; so higher levels of Economic Profit result in a greater amount of each dollar of profit being paid out in bonus than at lower profit levels, again providing a greater incentive to increase Economic Profit. Once a minimum threshold of Economic Profit is attained, eligible employees may earn bonuses ranging from 4% to 100% of base salary. Officers, including Executive Officers, may earn a bonus ranging from 20% to 100% of base salary, while other participants may earn a bonus ranging from 4% to 100% of base salary, depending upon responsibility level. The plan is also structured whereby business unit and group participants may earn a higher bonus as a percent of salary than Officers.

     Because no single incentive plan is perfect and special situations occur where an individual achievement may not be adequately recognized by the Profit Sharing Bonus Plan, there is a supplemental bonus plan reviewed and approved on an annual basis by your Board of Directors, where a maximum of 2.4% of the Company's overall annual net income (before bonuses paid pursuant to the Company's Profit Sharing Bonus Plan) may be designated as supplemental bonuses to those eligible employees at the discretion of the Chairman of the Board and Vice Chairman of the Board. The 2.4% is an effective 1.5% on a comparative after-tax basis. Any award to the Chief Executive Officer under this supplemental bonus plan must be approved and awarded by the Compensation Committee of the Board of Directors.

     Under your Company's bonus plans, with certain exceptions, bonuses are accrued annually and paid in five installments over the succeeding fiscal year. Except for provisions relating to retirement, death and permanent disability, participants must be actively employed on each payment date to be eligible to receive the bonus.

RETIREMENT PLANS

     Your Company maintains a defined contribution retirement plan with a 401(K) provision for all eligible domestic employees. The plan provides for voluntary employee contributions as well as a discretionary annual Company contribution as determined by the Board of Directors based on income of the Company as defined in the plan. Each eligible employee's Company contribution is defined as a percent of eligible compensation, the percent being identical for all eligible employees, including Executive Officers. Participant accounts are fully vested after seven years of participation. All Executive Officers were fully vested at June 30, 1997. The Retirement Trust account is fully funded and fully vested. For those eligible employees, who, under the 1986 Tax Reform Act, are deemed to be highly compensated, their individual Company contribution under the retirement plan is reduced. For employees who are eligible, there is a nonqualified, unfunded Supplemental Employee Retirement Plan (SERP) in which your Company contributes to the account of each individual an amount equal to the reduction in the contribution under the defined contribution retirement plan arising from the provisions of the 1986 Tax Reform Act.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS IN 1997
                           -----------------------------------------------------       POTENTIAL REALIZED
                                          % OF TOTAL                                    VALUE AT ASSUMED
                            NUMBER OF     OPTIONS/SAR   EXERCISE                      ANNUAL RATES OF STOCK
                            SECURITIES    GRANTED TO       OR                        PRICE APPRECIATION FOR
                            UNDERLYING     EMPLOYEES     STRIKE                    THE 5-YR OPTION/SAR TERM(1)
                           OPTIONS/SARS    IN FISCAL     PRICE        EXPIRATION   ---------------------------
           NAME            GRANTED (#)       YEAR         ($)            DATE         5% ($)        10% ($)
           ----            ------------   -----------   --------      ----------      ------        -------
Thomas L. Habig...........     6,000         2.8%        $27.54         7/17/01         $45,625       $100,811
Douglas A. Habig..........     6,000(4)      2.8%        $27.54         7/17/01         $45,625       $100,811
John B. Habig.............     5,000         2.3%        $27.54         7/17/01         $38,020        $84,009
James C. Thyen............       111          .1%        $35.81        10/21/01          $1,098         $2,425
                               5,000(4)      2.3%        $27.54         8/12/01         $38,020        $84,009
                                  20           --        $36.62         4/20/02            $202           $447
John T. Thyen.............     5,000         2.3%        $27.54         7/17/01         $38,020        $84,009
All Optionees.............   217,419         100%        $27.59(2)      7/17/01      $1,656,002     $3,659,071
                                                                        through
                                                                        4/20/02
All Share Owners(3).......       N/A          N/A           N/A             N/A    $157,809,000   $348,697,000
All Optionees' potential
  gain as a percent of all
  Share Owner gain........                                                                 1.0%           1.0%

---------------
(1) Potential realizable values are based upon assumed rates of appreciation prescribed by the Securities and Exchange Commission. Under these rules it is assumed the Company's Class B Common Stock will appreciate in value from the date of grant to the end of the award term (5 years from date of grant) at annualized rates of 5% and 10%. The 5% and 10% rates prescribed by the Securities and Exchange Commission are not intended to forecast possible future appreciation of the Company's stock.

(2) Weighted average per share exercise price of all options issued in fiscal year ended June 30, 1997.

(3) The amounts shown represent a hypothetical return to all holders of your Company's common stock, assuming that all Share Owners purchased their shares at a per share purchase price of $27.59, the weighted average of the exercise prices for all options granted during the period, and that all Share Owners hold the shares continuously for a 5 and 10-year period. The amounts were computed based upon 20,715,180 shares outstanding at June 30, 1997. The computed increase in market value to Share Owners is shown for comparative purposes only. It is not a prediction of future stock appreciation.

(4) Securities shown are stock ownership equivalents.

     Your Company's 1996 Stock Incentive Program (1996 Plan) was approved by Share Owners at the October 1996 Annual Meeting replacing the 1987 Stock Incentive Program. The 1996 Plan permits a variety of benefits consisting of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards and Performance Shares. All Incentive Stock and Nonqualified Stock Options issued were granted at 100% of fair market value on date of grant. Options generally become exercisable two years from date of grant and expire five years from date of grant. The options have certain provisions relating to termination of employment by reason of disability or retirement and provisions regarding death of the option's holder. Under certain circumstances, the options may be forfeited.

     Options issued during 1997 include 166,062 shares of Incentive Stock Options, 32,500 shares of Nonqualified Stock Options with Stock Appreciation Rights, 2,857 shares of Nonqualified Stock Options, and 16,000 shares of stock ownership equivalent awards. These Incentive Stock Options and Nonqualified Stock Options were issued under the 1987 Plan which expired August 10, 1997, except for 1,119 shares issued under the 1996 Director Stock Compensation and Option Plan. Shares issued to Thomas L. Habig, John B. Habig and John T. Thyen are Nonqualified Stock Options with Stock Appreciation Rights. Shares issued to Douglas A. Habig and James C. Thyen are stock ownership equivalent awards. James
C. Thyen also received Nonqualified Stock Options under the 1996 Director Stock Compensation and Option Plan. As members of the Stock Option Committee, these two individuals are not eligible to participate in the 1987 Stock Incentive Plan. Provisions of the stock ownership equivalent awards are described elsewhere in this proxy statement.

     Stock options and stock ownership equivalent awards only produce value to executives if the price of your Company stock appreciates, thereby increasing the link of interest of executives with those of Share Owners.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

     The following table sets forth information with respect to the named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of this fiscal year:

                                                           NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS AT
                           SHARES                          AT YEAR END 1997 (#)             YEAR END 1997 ($)(1)
                        ACQUIRED ON       VALUE       -------------------------------   -----------------------------
         NAME           EXERCISE (#)   REALIZED ($)   EXERCISABLE      UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
         ----           ------------   ------------   -----------      -------------    -----------     -------------
Thomas L. Habig.......      None           None         11,500             12,000        $153,435         $164,520
Douglas A. Habig......      None           None           None             23,500(2)            0         $317,955
John B. Habig.........      None           None          9,500             10,000        $126,975         $137,100
James C. Thyen........      None           None           None             19,631(2)            0         $264,640
John T. Thyen.........      None           None          9,500             10,000        $126,975         $137,100

---------------

(1) Based on the NASDAQ quoted closing price as published in the Wall Street Journal for the last business day of the fiscal year ($40.25 per share).

(2) Securities shown are stock ownership equivalents, except for 131 shares for James C. Thyen.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

     Your Company applies a consistent philosophy to compensation for all employees, including senior management. The goal of the Compensation Program is to align compensation with business objectives and performance as a key link in the achievement of your Company's Mission. The Committee's responsibility as delegated by the Board of Directors is to establish the general compensation policies with respect to your Company's Executive Officers and to make all determinations with respect to the compensation of the Company's Chief Executive Officer. The members of the Committee are also members of the Stock Option Committee of the Company's 1987 and 1996 Stock Incentive Programs.

COMPENSATION PHILOSOPHY

     Since its founding, Kimball International has linked all employees' compensation to the financial success of your Company. Through the use of incentives, including commissions, profit sharing bonuses, a defined contribution retirement plan funded in part through a percentage share of corporate profits, retirement plan trust investments in Company stock, and a stock option plan, all employees are linked in a common interest with Share Owners in the Company's short and long-term performance. Total compensation is viewed as more than cash payments and unrelated pieces. The total compensation package is planned and managed to keep various elements of compensation in balance to help maintain the link of a common interest with Share Owners.

     This basic philosophy is acknowledged in your Company's Mission and Guiding Principles communicated to all employees which state in part:

          "Profits are the ultimate measure of how efficiently and effectively we serve our customers and are the only true source of long-term job security. Profitability and financial resources give us the freedom to shape our future and achieve our vision."

        and

          "We want employees to share in their Company's success, both financially and through personal growth and fulfillment."

     Our philosophies are translated into practice through specific compensation plans. In this regard, every Kimball International employee has a portion of his or her compensation linked to Company performance.

          Most production employees are paid, either on an individual basis or through team participation, incentives based upon units of production. Compensation rises and falls with success in improving productivity and production processes. Holiday and vacation compensation is tied directly to incentive compensation.

          Field sales personnel compensation includes commissions related to sales. Compensation rises and falls with success in making sales.

          Salaried employees at all levels participate in a common Profit Sharing Bonus Plan. Effective for the fiscal year beginning July 1, 1996, this plan was amended to link to Economic Profit. It is believed the change to Economic Profit for the incentive bonus plan will help focus our decision makers on the most effective use of capital and will improve the focus of providing excellent returns on the investments of you, our Share Owners. The Profit Sharing Bonus Plan goals are based in part on external benchmarks as guidelines which help to assure a consistent focus and reasonable benchmark on providing these returns. Further, the plan places a proportionately higher share of compensation at risk at each level of management.

          Key personnel participated in the 1987 Stock Incentive Program and will participate in the 1996 Stock Incentive Program, strengthening the link to a common interest with Share Owners.

          The Retirement Plan for all employees is funded in part through Company contributions directly related to Company profitability. In addition, all employees who are eligible to participate in the plan are indirectly Share Owners through the 772,296 shares of your Company stock held in the Retirement Trust.

     The Cash Bonus Plans, Stock Incentive Programs, and Retirement Plans are described elsewhere in this proxy statement.

     Combining the Profit Sharing and Supplemental Bonus Plans for short-term incentive and the 1987 and 1996 Stock Incentive Plans for long-term incentive, a total of approximately 125 managers, including senior management, have in excess of 50% of their total potential compensation tied to Company performance related to profitability and Share Owners' returns.

     The Committee believes that your Company's historical and ongoing strategy of strongly linking a significant portion of compensation of all employees to Company financial performance serves in the best interests of Share Owners by enabling employees to share in Company risk and success. It is the Committee's intent to continue this strategy, refining programs consistent with changing business needs, to assure a continuing commitment to financial success.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     In the context of historical practice, the annual salary of the Chief Executive Officer is based upon numerous subjective factors, including responsibility level, overall conduct of corporate affairs and leadership in progress towards achieving strategic objectives. The Committee does not target any specific quartile of public survey data for any component of the Chief Executive Officer's total compensation, nor utilize any specific target or formula. While the Committee does review compensation of the Chief Executive Officers of other manufacturing companies of similar size in sales, there is no special attempt to set Mr. Habig's compensation in any particular relationship to the comparative data. In consultation with Thomas L. Habig (with the Chief Executive Officer absent from this portion of the meeting and not voting), the Committee, based on factors discussed above, unanimously increased Douglas A. Habig's salary during July 1996 from an annualized base of $265,200 to $280,800.

     Under your Company's Profit Sharing Bonus Plan described elsewhere in this Proxy Statement, the CEO's bonus for 1997 amounted to 68% of 1997 salary, while under this plan the percent earned was 57% and 59% in 1996 and 1995 respectively. Under the Supplemental Bonus Plan, also described elsewhere, for 1997 the Committee, in consultation with Thomas L. Habig (with the CEO absent from this portion of the meeting and not voting), unanimously awarded Douglas A. Habig a bonus of $125,000. Under this plan, Mr. Douglas A. Habig was awarded $105,000 in 1996 and $95,000 in 1995 respectively. These awards were based upon the Committee's subjective evaluations of Mr. Habig's job performance and leadership in the planning and implementation of the Company's strategic objectives which are both short and long term in nature. Consideration was also given to the improvement in Economic Profit and return on Economic Capital in the 1997 fiscal year. The Company's Chairman and Chief Executive Officer and Vice Chairman establish the salaries and supplemental bonuses of the Company's other Executive Officers.

     As described elsewhere within this Proxy Statement, during your Company's 1997 fiscal year, the Stock Option Committee of the 1987 and 1996 Incentive Stock Plans granted options under the 1987 plan to key executives and other key employees. Because Mr. Douglas A. Habig is a member of the Stock Option Committee, thus was not eligible to participate in the Stock Option Plan, the Committee (with Mr. Habig not voting) unanimously awarded Mr. Habig 6,000 shares in the form of stock ownership equivalents as described elsewhere in this Proxy Statement. The Stock Ownership Equivalents Award issued to Mr. Habig was made in coordination with stock options issued to other executives and key employees. Options issued to the executives and other Company employees by the Stock Option Committee were based on level of individual responsibility. Thus, taking into consideration the cash bonus which can be earned under the Company's Profit Sharing and Supplemental Bonus Plans and stock options or stock ownership equivalents, over one-half of the total potential compensation of the CEO, as well as the other four named Executive Officers, are tied directly into performance related to profitability and your Company's stock price.

OTHER

     The Committee has also considered the potential effect of the Revenue Reconciliation Act of 1993 on executive compensation. The Committee believes that in the foreseeable future, none of the Company's Officers covered under the law will have annual compensation in excess of $1 million. Thus, all compensation will be deductible for tax purposes. The Committee will continue to monitor your Company's compensation program in relation to the Act.

     At the June 1997 Board meeting, the Board of Directors approved a strategy of a long term requirement regarding expectations of ownership of your Company stock by its key decision makers, including members of the Board of Directors. The Committee is also cognizant of the significant amount of shares of your Company stock presently owned by the Chief Executive Officer and the other four reporting Executive Officers. This policy regarding share ownership and the present significant shareholdings of the Chief Executive Officer and other four reporting Officers help assure a strong link with the common interest of Share Owners in the Company's long term success.

     The Committee, in its June 1997 meeting, unanimously approved the economic profit targets under the Company's 1998 fiscal year Profit Sharing Bonus Plan.

COMPENSATION COMMITTEE

Douglas A. Habig (Chairperson)  James C. Thyen
Dr. Jack R. Wentworth           Gary P. Critser
Christine M. (Tina) Vujovich

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Douglas A. Habig is Chairman of the Board and Chief Executive Officer and a brother of Thomas L. Habig, Vice Chairman of the Board, and John B. Habig, Senior Executive Vice President, Operations Officer, Electronics, of your Company. James C. Thyen, President, is a brother of John T. Thyen and Ronald J. Thyen, Senior Executive Vice Presidents of your Company. Gary P. Critser is a Senior Executive Vice President, Secretary, Treasurer of your Company. Dr. Jack
R. Wentworth and Christine M. (Tina) Vujovich are Directors of your Company and are not employees.

     Certain Executive Officers and Directors of the Company, including Messrs. Habig, Thyen and Critser, as a group, own beneficially (including shares held by spouses and minor children of which beneficial ownership is disclaimed) 19.9% of the outstanding shares of SVB&T Corp., the holding company of Springs Valley Bank and Trust Co., French Lick and Jasper, Indiana ("the Bank"). In addition, the Company's Retirement Trust owns beneficially 19.4% of the outstanding stock of the holding company. The Bank is a principal depository of the Company. It also serves and receives fees as trustee and administrator of various Company employee benefit programs. Executive Management of your Company believes that the terms of the above-described transactions with the Bank are as favorable as available from other sources.

                               PERFORMANCE GRAPH

     The graph below compares the cumulative total return to Share Owners on the Common Stock of your Company from June 30, 1992, through June 30, 1997, the last business day in the respective fiscal years, to the cumulative total return of the S&P Midcap 400 Index and the NASDAQ U.S. Composite Index for the same period of time. Your Board of Directors does not believe that any other published industry or line-of-business index adequately represents the current operations of your Company or that it can identify a peer group that merits comparison. The graph assumes $100 is invested in your Company stock and each of the two indexes at the closing market quotations on June 30, 1992, and that dividends are reinvested. The performances shown on the graph are not necessarily indicative of future price performance.

        MEASUREMENT PERIOD                KIMBALL         S&P MIDCAP 400       NASDAQ U.S.
      (FISCAL YEAR COVERED)         INTERNATIONAL, INC.        INDEX         COMPOSITE INDEX
1992                                              100.0              100.0              100.0
1993                                              126.6              122.7              125.8
1994                                              103.6              122.6              127.0
1995                                              125.7              150.0              169.5
1996                                              131.9              182.4              217.6
1997                                              197.6              225.0              264.6

                            PROPOSAL TO APPROVE THE

                    RESTATEMENT OF ARTICLES OF INCORPORATION

     The Board of Directors recommends that Share Owners approve a restatement of your Company's Articles of Incorporation which would increase the Company's authorized Class A and Class B Common Stock and effect a two-for-one stock split for each class. If approved, the restatement would increase the number of authorized shares of Class A Common Stock from 10,413,100 (as of August 15,
1997) to 50,000,000 and the number of authorized shares of Class B Common Stock from 30,000,000 to 100,000,000. It would also change the par value of each class of Common Stock from $.31 1/4 per share to $.05 per share. In addition, it would increase the annual dividend preference on the Class B Common Stock from $.01 to $.02 per share. It would convert each presently issued share of Class A Common Stock and each presently issued share of Class B Common Stock into two shares of Class A Common Stock and Class B Common Stock, respectively. Finally, it would remove from the Articles of Incorporation the provisions regarding the name and address of the Company's resident agent and the address of the Company's principal office, change all references to the Indiana General Corporation Act to references to the Indiana Business Corporation Law, the current applicable Indiana statute, clarify that the dividend preference on the Class B Common Stock only applies to cash dividends, and correct a typographical error. A copy of the text of the proposed restatement is attached as Exhibit A to this Proxy Statement. As of August 25, 1997, there were 7,216,296 shares of Class A Common Stock outstanding and 13,514,582 shares of Class B Common Stock outstanding. Each class of stock is entitled to vote separately on this proposed restatement.

     Following the two-for-one stock split, a distribution of certificates representing one share of Class A Common Stock, $.05 par value, would be made to each holder of an issued share of Class A Common Stock on the record date for the stock split, and a distribution of certificates representing one share of Class B Common Stock, $.05 par value, would be made to each holder of an issued share of Class B Common Stock on the record date for the stock split.

     The Company's Articles of Incorporation presently provide that the holders of Class B Common Stock are entitled to receive dividends in each fiscal year of the Company in an amount which is $.01 per share greater than the amount of dividends which are paid on the Class A Common Stock in such year (the "differential"). Pursuant to the proposed restatement, this dividend differential will be changed, effective on the record date for the stock split, to $.02 per share. In 1976, the year your Company's Class B Common Stock became a publicly traded stock, the Class B Common Stock dividend differential was $.04 per share. Two subsequent stock splits have reduced the differential to $.01 per share a year. Without adjusting the differential, if this proposed stock split is approved, the differential would become $.005 a year, or 1/8 cent a quarter. Your Board of Directors feels the tradition of a meaningful dividend differential for Class B Common Stock should be continued, as the differential could aid in the marketability and liquidity of the Class B Common Stock on the NASDAQ market, which would also have a positive effect on Class A Common Stock. Thus, your Board is recommending the Class B Common Stock dividend differential be restated to $.02 per share a year, effective on dividend payments after the two-for-one stock split.

     The two-for-one stock split has been proposed because in the judgment of the Board of Directors, it would decrease the market price of the Class B Common Stock to a level at which the Class B Common Stock would be more readily tradeable and at which it would be more accessible to a broader base of investors. The related reduction of par value would help to assure that the Company's annual franchise taxes in states where the franchise tax is related to par value would not increase as a result of the split. Holders of neither class of Common Stock of the Company have presently, and each class will continue not to have, any preemptive rights to subscribe to or purchase any of the authorized shares of Class A Common Stock or Class B Common Stock.

     Because of the reduction of par value effected by the restatement under generally accepted accounting principles, if the split is effected, no transfer to the Company's Common Stock account will be necessary. In the opinion of the Company's tax counsel, the stock split will result in no gain or loss to Share Owners for federal income tax purposes. The restatement and the stock split will not change the powers, preferences or rights of the Class A Common Stock or the Class B Common Stock, except for the dividend differential as described above.

     The proposed increase in the number of authorized shares of Class A and Class B Common Stock is greater than the number necessary to effect the proposed split. This larger number of authorized shares will provide the Company some flexibility by making available additional shares that can be issued for other corporate purposes. The additional unissued shares of Class A Common Stock and Class B Common Stock will be available for issuance in the future by the Board of Directors without further authorization by vote of Share Owners other than as required by applicable law. The Company has no present plans for the issuance of additional shares of Class A or Class B Common Stock other than by reason of the stock split.

     If the restatement is adopted, it is anticipated that it would be made effective on or about November 12, 1997. The date the restatement is effective would become the record date for the stock split. It is expected that certificates for the additional shares to which each Share Owner on the record date will become entitled as a result of the stock split will be mailed on or about December 8, 1997. All certificates outstanding on the record date will continue to be valid and, after effectiveness of the restatement, will represent the same number of shares of Class A Common Stock or Class B Common Stock as they represented prior to the split, except that the par value of the shares they represent will be reduced to $.05 per share.

     The affirmative vote of the holders of the majority of the outstanding shares of both "A" and "B" Share Owners, voting separately, is required for approval of the proposed restatement to the Articles of Incorporation. Abstentions and broker/nonvotes will count as votes against the proposal.

     The Board of Directors recommends a vote FOR approval of the restatement of the Articles of Incorporation of your Company and related two-for-one stock split.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP, independent certified public accountants, examined the Company's financial statements for the year ended June 30, 1997, and also for the prior seventeen fiscal years. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions. Arthur Andersen LLP has been selected as the Company's independent auditors for the 1998 fiscal year.

                                          By Order of the Board of Directors

                                          GARY P. CRITSER, Secretary

September 15, 1997

                                                                       EXHIBIT A
                                                        [MARKED TO SHOW CHANGES]



                              AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION
                                       OF
                          KIMBALL INTERNATIONAL, INC.


     Kimball International, Inc. (the "corporation"), a corporation existing pursuant to the provisions of the Indiana Business Corporation Law, (the "Corporation Law"), hereby amends and restates its Articles of Incorporation in accordance with [IC] Indiana Code 23-1-38-7. These Amended and Restated Articles of Incorporation shall be effective as of November 12, 1997 (the "Effective Date"), and shall supersede and take the place of the existing Restated Articles of Incorporation of Kimball International, Inc., which are dated April 9, 1991, and all subsequent amendments thereto.


                                   ARTICLE I

                                      NAME

     The name of the corporation is Kimball International, Inc.

                                   ARTICLE II

                                    PURPOSES

     The purposes for which the corporation is formed are:


     (a) to transact any and all lawful businesses for which corporations may be incorporated under the Corporation [Act] Law;


     (b) to carry on the trade or business of manufacturing, purchasing, buying, selling, handling, disposing of, merchandising and dealing in, either at wholesale or at retail, manufactured products of metal, wood, or other materials and/or the combinations thereof, of the various and several kinds, and especially furniture of the various and several kinds of construction, parts, and accessories, and in general, the engagement in manufacturing and merchandising and as before said, either at wholesale or at retail, and all or either, in whole or in part, as the further interests and opportunities may suggest, and as the subsequent conditions may indicate or require;

     (c) to engage and conduct a business in the United States and internationally for the manufacture of products of metal, wood or other materials and/or the combinations thereof; to buy, sell, own, manufacture, assemble, build, construct and otherwise handle and deal in all kinds of machinery, equipment, supplies, parts or accessories, and to manufacture, build and construct furniture of the various and several kinds of construction, parts and accessories and to dispose and deal in the same as manufacturers, jobbers, wholesalers and retailers;

     (d) to acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage and otherwise deal in and dispose of Letters Patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names incident to or useful in connection with any business of this corporation;

     (e) to acquire the capital stock, bonds or other evidences of indebtedness, secured or unsecured, of any other corporation and to acquire the good will, rights, assets and property and to undertake and assume all or any part of the obligations or liabilities of any other corporation, firm, association or person;

     (f) to acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants rights, bonds, debentures, notes, trust receipts and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof;

     (g) to buy, hold, own, improve, manage, operate, lease as lessee or as lessor, sell, convey and/or mortgage either alone or in conjunction with others, real estate of every kind, character and description whatsoever and wheresoever situated, and any interest therein; and to purchase, acquire, hold, mortgage, pledge, hypothecate, exchange, sell, deal in and dispose of, alone or in syndicates, or otherwise in conjunction with others, commodities and other personal property of every kind, character and description whatsoever and wheresoever situated, and any interest therein;

     (h) to act as agent or representative of others for any lawful business purposes;

     (i) to make contracts; to make any guaranty respecting stocks, leases, securities, indebtedness, interest, contracts, or other obligations; to borrow money; to issue bonds, promissory notes, debentures and other evidences of indebtedness; to secure such evidence of indebtedness by pledge, mortgage and/or hypothecation of certain or all of the assets of the corporation; to enter into indentures specifying the various terms and incidents of such evidences of indebtedness; and to do any and all other incidental acts and things necessary to borrow money on the part of the corporation;

     (j) to borrow or raise monies for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or nonnegotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes;

     (k) to purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly;

     (l) to have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, amortize, sell, convey or otherwise deal in or dispose of real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country;


     (m) in general, to carry on any other businesses in connection with the foregoing and to have and exercise all of the powers conferred by the laws of the State of Indiana upon corporations by the Corporation [Act] Law.

                                  ARTICLE III

                              PERIOD OF EXISTENCE

     The period during which the corporation shall continue is perpetual.

                                   ARTICLE IV




                                     SHARES


     Section 1. Number. The total number of shares into which the corporation's capital stock is to be divided is 150,000,000 shares, identified by class and par value of shares as follows:



     (a) 50,000,000 shares of Class A Common Stock of the par value of $.05 per share; and





     (b) 100,000,000 shares of Class B Common Stock of the par value of $.05 per share.



     Section 2. Share Split. On the Effective Date, and without any further action on the part of the corporation or its shareholders, each share of Class A Common Stock, $.31 1/4 par value, then issued (including shares held by the corporation as treasury shares), shall be split into two fully paid and nonassessable shares of Class A Common Stock, $.05 par value per share, and each share of Class B Common Stock, $.31 1/4 par value, then issued (including shares held by the corporation as treasury shares), shall be split into two fully paid and nonassessable shares of Class B Common Stock, $.05 par value per share. To reflect the share split provided above, each certificate representing shares of Class A Common Stock, $.31 1/4 par value, theretofore issued and outstanding or theretofore issued and held in the corporate treasury, and each certificate representing shares of Class B Common Stock, $.31 1/4 par value, theretofore issued and outstanding or theretofore issued and held in the corporate treasury, shall continue to represent, after the Effective Date, the same number of shares of Class A Common Stock and Class B Common Stock, respectively, theretofore represented by such certificate, and each holder of shares of Class A Common Stock or Class B Common Stock shall be entitled, as soon as practicable after the Effective Date, to receive a new certificate representing a number of shares of Class A Common Stock, $.05 par value, or Class B Common Stock, $.05 par value, respectively, as authorized by the foregoing provisions, equal to the number of shares theretofore held so that, upon the Effective Date, each holder of record of a certificate theretofore representing issued Class A Common Stock or Class B Common Stock will be entitled to certificates representing in the aggregate two shares of Class A Common Stock, $.05 par value, or Class B Common Stock, $.05 par value, respectively, for each share of Class A Common Stock, $.31 1/4 par value, or Class B Common Stock, $.31 1/4 par value, respectively

     Section 3. Terms. The relative rights, preferences, limitations and restrictions of each class of shares of Common Stock are as follows:


     (a) Dividends. The holders of Class A Common Stock and Class B Common Stock shall be entitled to receive, when and as declared by the Board of Directors, from funds lawfully available therefor, all dividends payable in cash or other property of the corporation, and for this purpose Class A Common Stock and Class B Common Stock shall be considered as one class, and the holders thereof shall be entitled to participate ratably, share for share, and without preference of either class over the other, in all dividends so declared and paid. Notwithstanding the foregoing, the holders of Class B Common Stock shall be entitled to receive cash dividends in each fiscal year of the corporation in an amount which is $.02 per share (the
         "Differential") greater than the amount of cash dividends which are paid on the Class A Common Stock in such year; provided, however, that



         (i) if any such fiscal year shall consist of less than 360 days, then the Differential for each quarterly dividend declared during the resulting short fiscal year shall be equal to one-fourth of the Differential applicable to a full fiscal year (taking into account any adjustments that may be made to the Differential in accordance with Section 3(a)(iii) below);



         (ii) with respect to the first fiscal year ending after the Effective Date, the Differential for each quarterly dividend declared during the remainder of that fiscal year shall be equal to one-fourth of the Differential applicable to a full fiscal year (taking into account any adjustments that may be made to the Differential in accordance with Section 3(a)(iii) below); and



        (iii) in the event of a split or division of the outstanding shares of Class B Common Stock into more shares of that class (excluding the split effected pursuant to Article IV, Section 2 above), or a combination of the outstanding shares of Class B Common Stock into a lesser number of shares of that class, or the declaration and payment of a stock dividend payable in shares of Class B Common Stock on the outstanding shares of Class B Common Stock, then, effective upon the effectiveness of such split, division or combination, or upon the payment of such stock dividend, as the case may be, the Differential shall be adjusted by multiplying the Differential theretofore in effect by a fraction, the numerator of which is the number of shares of Class B Common Stock outstanding immediately prior to the effectiveness of such split, division or combination, or the payment of such stock dividend, as the case may be, and the denominator of which is the number of shares of Class B Common Stock outstanding immediately following such split, division or combination, or the payment of such dividend, as the case may be. The Differential as so adjusted shall be rounded to the nearest tenth of a cent.



        All cash dividend payments to a holder of Class B Common Stock on any payment date with respect to all shares of Class B Common Stock held by such holder shall be rounded to the nearest whole cent.


        No stock dividend may be declared or paid on the outstanding shares of any class of Common Stock unless payable in shares of that class, and no stock dividend may be declared or paid on the outstanding shares of any class of Common Stock unless, at the same time, a stock dividend, at the same rate, is declared and paid on the outstanding shares of each class of Common Stock, payable in shares of that class. The outstanding shares of any class of Common Stock shall not be split or divided into more shares of that class, or combined into a lesser number of shares of that class, unless, at the same time, the outstanding shares of each class of Common Stock are similarly split, divided or combined.


     (b) Voting. Except as otherwise provided in this Article VIV and except as otherwise required by law, the voting power of the corporation shall vest in the holders of Class A Common Stock, the holder of each issued and outstanding share of Class A Common Stock being entitled to one vote in person or by proxy for each such share, on all matters requiring the vote of shareholders, and the holders of Class B Common Stock shall not be entitled by reason of their holdings thereof to any voice or vote in the management or affairs of the corporation. Notwithstanding the foregoing, the holders of Class B Common Stock at any time issued and outstanding shall be entitled, as a class, (i) to elect, at each meeting of shareholders at which directors are elected, one member of the Board of Directors of the corporation but shall not be entitled to vote upon the election of the remaining members of the Board of Directors of the corporation, and (ii) to full voting powers at any meeting of the shareholders of the corporation with respect to any proposed amendment to this Article IV or with respect to any consolidation, merger, sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all of its fixed assets, or the dissolution of the corporation. In addition to the foregoing, the express terms and provisions of any class of Common Stock shall not be changed without the affirmative vote of the holders of at least a majority of the issued and outstanding shares of such class of Common Stock.


     (c) Conversion. Any record holder of shares of Class A Common Stock shall be entitled, at any time or from time to time, to convert any or all of such shares held by such holder into the same number of shares of Class B Common Stock. A record holder desiring to effect the conversion of shares of Class A Common Stock into shares of Class B Common stock shall furnish the corporation with (i) a signed written notice of the intended conversion, stating that such record holder desires to convert such shares of Class A Common Stock into the same number of shares of Class B Common Stock and requesting that the corporation issue all of such shares of Class B Common Stock to such holder, and (ii) the certificate or certificates representing the shares of Class A Common Stock to be converted, in proper form for transfer. All Class A Common Stock surrendered for conversion hereunder shall be cancelled and retired permanently and shall not be reissued.

     (d) Dissolution. The Class A Common Stock and Class B Common Stock shall participate equally per share in all distributions of assets of the corporation upon voluntary or involuntary dissolution.

     (e) Elimination of the Foregoing Provisions. If, at any time, the number of issued and outstanding shares of Class A Common Stock shall constitute less than 15% of the aggregate number of shares of Class A Common Stock and Class B Common Stock then issued and outstanding or the corporation shall not have paid any dividends on the Class B Common Stock for a period of thirty-six consecutive calendar months, then thereupon, all of the rights, preferences, limitations and restrictions set forth in this Section 3 relating to Class B Common Stock shall become the same as the rights, preferences, limitations and restrictions of the Class A Common Stock provided for herein, without any further action on the part of the corporation or its shareholders, and all distinctions between Class A Common Stock and Class B Common Stock shall thereupon and thereby be eliminated, so that all shares of Class B Common Stock shall be equal to shares of Class A Common Stock with respect to all matters, including without limitation, dividend payments and voting rights and all holders of shares of Class A Common Stock and Class B Common Stock shall vote as a single class (except as otherwise required by applicable law) on all matters submitted to a vote of the shareholders of the corporation; provided, however, the right and power to convert any shares of Class A Common Stock into shares of Class B Common Stock shall continue and, upon written request from the corporation to all holders of Class A Common Stock, such holders shall promptly take such steps as shall be necessary to convert the shares of Class A Common Stock held by such holders into shares of Class B Common Stock.

                                  ARTICLE V


                                   DIRECTORS

     Section 1. Number of Directors. The number of directors of the corporation shall be not less than seven (7) nor more than fifteen (15), as may from time to time be specified in the By-Laws, and there shall be thirteen (13) Directors whenever the By-Laws do not contain such authorized provision.

     Section 2. Qualifications of Directors. Directors need not be shareholders of the corporation. A majority of the Directors at any time shall be citizens of the United States.


                                 ARTICLE VI


                     PROVISIONS FOR REGULATION OF BUSINESS
                     AND CONDUCT OF AFFAIRS OF CORPORATION

     The business and conduct of the affairs of the corporation shall be regulated as follows:

     (a) The corporate seal of this corporation shall be circular in form and shall have around the circumference in raised letters and words "Kimball International, Inc.," and in other respects shall be in such form and device as the Board of Directors may determine. The directors may change the form, device and inscription of the seal at pleasure.

     (b) The shares of this corporation may be issued by the corporation for such amount of consideration as may be fixed from time to time by the Board of Directors.

     (c) Meetings of the shareholders of the corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices, or waivers of notice, thereof.

     (d) Meetings of the directors of the corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices, or waivers of notice, thereof.

     (e) The Board of Directors of the corporation shall have power, without the assent or vote of the shareholders, to make, alter, amend or repeal the Code of By-Laws of the corporation, but the affirmative vote of a majority of the members of the Board of Directors for the time being shall be necessary to effect any alteration, amendment or repeal.


     (f) The corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by the provisions of the Corporation Law, or any other pertinent enactment of the General Assembly of the State of Indiana; and all rights and powers conferred hereby on shareholders, directors and/or officers are subject to this reserved power.


     (g) No contract or other transaction between this corporation and any one or more members of the Board of Directors, or between this corporation and another corporation, firm, partnership, joint venture, trust or other enterprise of which any one or more such interested members are directors, officers, shareholders, partners, members, employees or agents or in which any one or more such interested members are financially interested, shall be void or voidable because of such relationship or interest or because such interested member or members are present at the meeting of the Board of Directors at which such contract or transaction is authorized or approved or because such interested member's or members' votes are counted for such purposes, if
         (1) the fact of such relationship or interest is disclosed or known to the disinterested members of the Board of Directors who authorize, approve or ratify such contract or transaction by a vote or consent sufficient for the purpose without counting the votes of such interested member or members of the Board of Directors, or (2) the fact of such relationship or interest is disclosed or known to the holders of shares of this corporation and such holders authorize, approve or ratify such contract or transaction by a vote or consent sufficient for the purpose, or (3) such contract or transaction is fair and reasonable insofar as this corporation is concerned. Such interested member or members of the Board of Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors at which such contract or transaction is authorized, approved or ratified. This paragraph (g) shall not be construed to invalidate any contract or other transaction which would otherwise be valid under applicable common and statutory law.

     (h) It is intended that this corporation may acquire and own wasting assets or property having a limited life. The depletion of such assets by sale, lapse of time or otherwise need not be deducted in the computation of surplus available for dividends.

     (i) Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action the written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee.

                          KIMBALL INTERNATIONAL, INC.

                                     PROXY
                              (FOR CLASS B STOCK)

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


I appoint Thomas L. Habig, James C. Thyen, and Douglas A. Habig, or any one or more of them, each with full power of substitution, as Proxies to vote all shares of CLASS B COMMON STOCK of Kimball International, Inc., standing in my name on its books at the close of business on August 25, 1997, at the annual meeting of its share owners to be held at the principal offices of the Company located at 1600 Royal Street, Jasper, Indiana, at 9:30A.M., Eastern Standard Time, on Tuesday, October 28, 1997, and at any adjournments thereof, with respect to the following matters:

                     (Please date and sign on reverse side)

--------------------------------------------------------------------------------
This Proxy when properly executed will be voted in the manner directed by the undersigned share owner.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. PLEASE MARK BOX / / OR /X/


1.  ELECTION OF DIRECTOR
    / / FOR the nominee listed   DR. JACK R. WENTWORTH
    / / WITHHOLD AUTHORITY
          to vote for the nominee listed

2. Approval of proposed Restatement to the Articles of Incorporation of the Company increasing the number of authorized shares of Class A Common Stock to 50,000,000 shares, increasing the number of authorized shares of Class B Common Stock to 100,000,000 shares, reducing the par value of both Classes of Stock to $.05, increasing the dividend preference on the Class B Common Stock to $.02 per share, making certain technical amendments and effecting a two-for-one stock split.

     / /     For         / /     Against         / /     Abstain

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.





                                        THE UNDERSIGNED HEREBY REVOKES ANY
                                        PROXY HERETOFORE GIVEN AND ACKNOWLEDGES
                                        RECEIPT OF THE NOTICE AND PROXY
                                        STATEMENT FOR THE ANNUAL MEETING.


                                       Date:                           , 1997
                                             --------------------------

                                        -------------------------------------
                                                      (Signature)

                                        -------------------------------------
                                                      (Signature)

                                       (If the stock is registered in the name
                                        of more than one person, the Proxy
                                        should be signed by all named owners.
                                        If signing as attorney, executor,
                                        administrator, trustee, guardian,
                                        corporate official, etc., please give
                                        full title as such.)

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS                   PROXY
                                                         (For Class A Stock)

                          KIMBALL INTERNATIONAL, INC.

I appoint Thomas L. Habig, James C. Thyen, and Douglas A. Habig, and each of them, each with full power of substitution, as Proxies to vote all shares of CLASS A COMMON STOCK of Kimball International, Inc. standing in my name on its books at the close of business on August 25, 1997, at the annual meeting of its share owners to be held at the principal offices of the Company located at 1600 Royal Street, Jasper, Indiana, at 9:30 A.M., Eastern Standard Time, on Tuesday, October 28, 1997, and at any adjournments thereof, with respect to the following matters:

This Proxy when properly executed will be voted in the manner directed by the undersigned share owner.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE MARK BOX  / /  OR  /X/

1.   ELECTION OF DIRECTORS         / / FOR all nominees listed     / / WITHHOLD AUTHORITY
                                       below (except as marked         to vote for all the
                                       to the contrary below)          nominees listed below

     Thomas L. Habig, Douglas A. Habig, James C. Thyen, John B. Habig, Ronald J. Thyen,
     Christine M. "Tina" Vujovich, Brian K. Habig, John T. Thyen, Alan B. Graf, Jr.,
     Gary P. Critser

  (INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

                         ---------------------------------------------------

2. Approval of proposed Restatement to the Articles of Incorporation of the Company increasing the number of authorized shares of Class A Common
     Stock to 50,000,000 shares, increasing the number of authorized shares of Class B Common Stock to 100,000,000 shares, reducing the par value of both
     Classes of Stock to $.05, increasing the dividend preference on the Class
     B Common Stock to $.02 per share, making certain technical amendments and effecting a two-for-one stock split.

     / /      For       / /      Against         / / Abstain

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                         (PLEASE DATE AND SIGN BELOW.)

THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES
RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.


                                      Date:                                  , 1997
                                             --------------------------------

                                      ----------------------------------------------
                                                       (Signature)

                                      ----------------------------------------------
                                                      (Signature)

                                     (If stock is registered in the name of more than one person, the Proxy should be signed by all named owners.  If signing as attorney, executor, administrator, trustee, guardian,
                                      corporate official, etc., please give full title as such.)
